UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders held on May 17, 2012 (the “2012 Annual Meeting”), the stockholders of Panera Bread Company (the “Company”) elected the two director nominees; approved, in a non-binding advisory vote, the compensation of the Company's named executive officers; and ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2012.

The Company's stockholders re-elected Domenic Colasacco and Thomas E. Lynch as Class II directors, each to serve until the Company's 2015 Annual Meeting of Stockholders, or until his respective successor has been duly elected and qualified. In addition, the terms of office of the following directors continued after the 2012 Annual Meeting: Fred K. Foulkes, Ronald M. Shaich, Larry J. Franklin and William W. Moreton.

The proposals acted upon at the 2012 Annual Meeting and the voting tabulation for each proposal is as follows:

Proposal 1:	To elect two directors to the Company's Board of Directors, each to serve for a term ending in 2015, or until his respective successor has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Domenic Colasacco
Class A	21,496,082	480,005	3,493,903
Class B	3,935,850	—	—
Total	25,431,932	480,005	3,493,903

Thomas E. Lynch
Class A	21,846,463	129,624	3,493,903
Class B	3,935,850	—	—
Total	25,782,313	129,624	3,493,903

Proposal 2:	To approve, in a non-binding advisory vote, the compensation of the Company's named executive officers.

	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes

Class A	21,335,319	602,592	38,176	3,493,903
Class B	3,935,850	—	—	—
Total	25,271,169	602,592	38,176	3,493,903

Proposal 3:	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 25, 2012.

	Votes For	Votes Against	Votes Abstaining

Class A	25,257,197	158,550	54,243
Class B	3,935,850	—	—
Total	29,193,047	158,550	54,243

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	May 22, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer